                                                                    Exhibit 99.1

                                [ASHWORTH LOGO]

                                Contact: Randall L. Herrel, Sr. - Chairman & CEO
                                (760) 929-6142
                                Terence Tsang - EVP & COO/CFO
                                (760) 929-4611

                                Investor Relations: James K. White
                                Kehoe, White & Company, Inc
                                (562) 437-0655

         ASHWORTH, INC. REPORTS RECORD FISCAL 2003 REVENUE AND EARNINGS
           COMPANY ALSO REPORTS STRONG BOOKINGS FOR SPRING/SUMMER 2004

CARLSBAD, CALIFORNIA, December 18, 2003 -- Ashworth, Inc. (NASDAQ: ASHW), a leading designer of sportswear and golf apparel, today announced financial results for the fourth quarter and fiscal year ended October 31, 2003. In addition, the Company announced continued strong booking trends for its Spring/Summer 2004 Ashworth and Callaway Golf apparel lines.

Consolidated net revenue for the fourth quarter ended October 31, 2003 increased 9.5% to a record $32.2 million as compared to $29.4 million for the fourth quarter of fiscal 2002. The Company reported consolidated fourth quarter net income of $877,000 or $0.07 per diluted share as compared to consolidated net income of $550,000 or $0.04 per diluted share in the same quarter of the prior year. Net revenue for the domestic segment increased 8.6% to $27.7 million from $25.5 million reported the same quarter of the prior year. Net revenue from the international segment increased 15.4% to $4.5 million from $3.9 million in the same period of the previous year. Fourth quarter revenue from Ashworth branded merchandise increased 5.8% to $25.2 million and revenue from Callaway Golf apparel, increased 25.6% to $7.0 million during the quarter.

Consolidated net revenue for fiscal 2003 increased 15.5% to a record $149.3 million as compared to $129.3 million for fiscal 2002. Consolidated net income for fiscal 2003 was a record $7.3 million or $0.56 per diluted share compared to $2.5 million or $0.19 per diluted share in fiscal 2002. During the third quarter of fiscal 2002 the Company recorded a $4.25 million increase in the reserve for bad debts related to a single major retail account. Without the increase in reserve, the Company would have reported consolidated net income of $5.1 million or $0.38 per diluted share in fiscal 2002. The increase in net income for fiscal 2003 over fiscal 2002 would have been 43.1%. The Company believes that excluding the effect of the increase in reserve for bad debts booked in the third quarter of fiscal 2002 for the single customer filing for protection under the U.S. bankruptcy laws provides additional information to investors to better understand the impact the transaction had on the Company's performance for fiscal 2003 as compared to fiscal 2002 and, therefore, the adjusted consolidated net income measure is useful to investors. Net revenue for the domestic segment increased 13.2% to $126.4 million from $111.7 million in the prior year. Net revenue from the international segment increased 30.1% to $22.9 million from $17.6 million in the prior year. Fiscal 2003 revenue from Ashworth branded merchandise increased 5.5% to $118.5 million and revenue from Callaway Golf apparel, which was introduced in April 2002, increased 81.9% to $30.8 million for the twelve-month period.

Randall L. Herrel, Sr., Chairman and Chief Executive Officer, stated, "We are pleased with our record net revenues and significant improvement in the fourth quarter and full fiscal year 2003 results. This performance is notable in light of a continuing weak industry and a challenging economic environment during the period. We believe the record full year results are due to our successful multi-brand, multi-channel global strategy. The increase in our domestic business segment during the fiscal year resulted from the 79.1% growth in the retail channel, an 8.6% increase in the corporate channel, as well as an 8.9% increase in the core golf channel. In addition, we are encouraged by the increase in Ashworth branded merchandise as it represents the first increase since fiscal 2000."

Mr. Herrel continued, "The response to our Spring/Summer 2004 Ashworth and Callaway Golf apparel lines has been favorable. We believe we are on plan to increase account penetration and grow our overall market share. Ashworth, Inc.'s consolidated global bookings for both brands increased 18.9% versus last year. As compared to last year, the Ashworth brand's bookings increased 13.4%, with domestic bookings increasing 9.7% and international bookings increasing 34.0%. The Callaway Golf apparel bookings increased 35.1%, with domestic bookings increasing 29.4% and international bookings increasing 54.6% versus last year."

In reviewing the Company's financial position, Terence Tsang, Chief Operating Officer and Chief Financial Officer, stated, "Our gross margins increased 70 basis points to 40.6% for the fourth quarter of fiscal 2003, due primarily to our continued initiative to improve sourcing. This sourcing initiative enables the Company to stay competitive without affecting our gross margin in the golf apparel market which is experiencing price compression."

Mr. Tsang continued, "Our balance sheet continues to get stronger as we manage our working capital and seek to optimize our financial leverage. Net accounts receivable decreased 8.0% over the prior year while net revenues increased 9.5% for the fourth quarter. Our total inventory increased 8.0% to $44.5 million as of October 31, 2003 as compared to $41.2 million as of October 31, 2002 and is in line with the increase in net revenues. Finally, we utilized our solid cash flow to reduce our total debt by 56.8% to $6.3 million from $14.6 million as of October 31, 2003 and 2002, respectively."

The Company issued its initial revenue and earnings guidance for fiscal 2004. Based on current information, the Company expects consolidated net revenues for fiscal 2004 of $155.0 million to $162.0 million and earnings of $0.59 to $0.65 per share.

Based on current business trends the Company expects fiscal 2004 first quarter net revenues of $26.7 million to $27.2 million and earnings of $0.01 to $0.02 per diluted share. The Company currently expects to report fiscal 2004 first quarter results on Thursday, March 4th at market close.

Mr. Herrel concluded, "Though we remain prudently conservative in our guidance due to the uncertainty of the economy as well as the golf industry challenges, we continue to be optimistic about the future of Ashworth. In 2004, we have two strong brands to grow our business and we are encouraged by recent strong results in the department store channel. As evidenced by our positive operating results starting in the fourth quarter of fiscal 2002 and continuing throughout fiscal 2003, our new business model, which includes multi-brand and multi-channel strategies, is a key driver of this success."

Investors and all others are invited to listen to a conference call discussing fourth quarter and year-end results and fiscal 2004 outlook, today at 4:30 p.m. Eastern Time. The call will be broadcast over the Internet at www.ashworthinc.com. An online replay will be available until December 26, 2003. Additionally, a 48-hour telephone replay will be accessible by calling (877) 519-4471 for domestic callers and (973) 341-3080 for international callers; conference ID# 4359664.

ASHWORTH, INC. is a designer of men's and women's golf-inspired lifestyle sportswear distributed domestically and internationally in golf pro shops, resorts, upscale department and specialty stores and to corporate customers. Ashworth products include three main brand extensions. Ashworth Collection((TM)) is a range of upscale sportswear designed to be worn on and off course. Ashworth Authentics((TM)) showcases the most popular items from the Ashworth line. Ashworth Weather Systems(R) utilizes technology to create a balance between fashion and function in any climatic condition. Callaway Golf is a trademark of Callaway Golf Company. Ashworth, Inc., 2765 Loker Avenue West, Carlsbad, CA 92008 is an Official Licensee of Callaway Golf Company.

To learn more, please visit our Web site at www.ashworthinc.com.

This press release contains forward-looking statements related to the Company's market position, finances, operating results, marketing plans and strategies. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the timely development and acceptance of new products, as well as strategic alliances, the impact of competitive products and pricing, the success of the Callaway Golf apparel product line, the preliminary nature of bookings information, the ongoing risk of excess or obsolete inventory, potential inadequacy of booked reserves, the timely completion and successful operation of the new distribution facility in Oceanside, CA, and other risks described in Ashworth, Inc.'s SEC reports, including the report on Form 10-K for the year ended October 31, 2002 and Form 10-Q's filed thereafter.

                                 (tables follow)

ASHWORTH, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOURTH QUARTER ENDED OCTOBER 31, 2003 AND 2002

(UNAUDITED)                                                         SUMMARY OF RESULTS OF OPERATIONS
                                                                  -------------------------------------
                                                                       2003                    2002
                                                                  -------------           -------------
FOURTH QUARTER
Net Revenue                                                       $  32,174,000           $  29,366,000
Cost of Sales                                                        19,112,000              17,653,000
                                                                  -------------           -------------
    Gross Profit                                                     13,062,000              11,713,000
Selling, General and Administrative Expenses                         11,489,000              10,624,000
                                                                  -------------           -------------
Income from Operations                                                1,573,000               1,089,000
Other Income (Expense):
    Interest Income                                                      12,000                   7,000
    Interest Expense                                                   (193,000)               (188,000)
    Other Income, net                                                    70,000                   9,000
                                                                  -------------           -------------
    Total Other Expense, net                                           (111,000)               (172,000)
Income Before Provision for Income Tax Expense                        1,462,000                 917,000
Provision for Income Tax Expense                                       (585,000)               (367,000)
                                                                  -------------           -------------
    Net Income                                                    $     877,000           $     550,000
                                                                  =============           =============
Income Per Share - BASIC                                          $        0.07           $        0.04
Weighted Average Common Shares Outstanding                           13,107,000              13,130,000
                                                                  =============           =============
Income Per Share - DILUTED                                        $        0.07           $        0.04
Adjusted Weighted Average Shares and Assumed Conversions             13,428,000              13,222,000
                                                                  =============           =============

TWELVE MONTHS
Net Revenue                                                       $ 149,292,000           $ 129,286,000
Cost of Sales                                                        88,627,000              77,097,000
                                                                  -------------           -------------
    Gross Profit                                                     60,665,000              52,189,000
Selling, General and Administrative Expenses                         47,934,000              47,279,000
                                                                  -------------           -------------
Income from Operations                                               12,731,000               4,910,000
Other Income (Expense):
    Interest Income                                                      36,000                  46,000
    Interest Expense                                                   (876,000)               (842,000)
    Other Income, net                                                   323,000                  68,000
                                                                  -------------           -------------
    Total Other Expense, net                                           (517,000)               (728,000)
Income Before Provision for Income Tax Expense                       12,214,000               4,182,000
Provision for Income Tax Expense                                     (4,886,000)             (1,673,000)
                                                                  -------------           -------------
    Net Income                                                    $   7,328,000           $   2,509,000
                                                                  =============           =============
Income Per Share - BASIC                                          $        0.56           $        0.19
Weighted Average Common Shares Outstanding                           13,006,000              13,202,000
                                                                  =============           =============
Income Per Share - DILUTED                                        $        0.56           $        0.19
Adjusted Weighted Average Shares and Assumed Conversions             13,198,000              13,487,000
                                                                  =============           =============

ASHWORTH, INC.
CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 31, 2003 AND 2002
(UNAUDITED)

                                                               OCTOBER 31,          OCTOBER 31,
ASSETS                                                            2003                 2002
                                                              ------------          ------------
CURRENT ASSETS
   Cash and Cash Equivalents                                  $  5,248,000          $  2,336,000
   Accounts Receivable-Trade, net                               30,876,000            33,572,000
   Inventories, net                                             44,476,000            41,188,000
   Other Current Assets                                          7,342,000             7,099,000
                                                              ------------          ------------
     Total Current Assets                                       87,942,000            84,195,000
Property and Equipment, net                                     17,462,000            17,889,000
   Other Assets, net                                               653,000               891,000
                                                              ------------          ------------
                         Total Assets                         $106,057,000          $102,975,000
                                                              ============          ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes Payable                                              $  3,400,000          $ 11,125,000
   Current Portion of Long-Term Debt                               289,000               553,000
   Accounts Payable - Trade                                      5,731,000             6,338,000
   Other Current Liabilities                                     4,056,000             3,014,000
                                                              ------------          ------------
     Total Current Liabilities                                  13,476,000            21,030,000
Long-Term Debt                                                   2,631,000             2,921,000
Other Long-Term Liabilities                                      1,395,000             1,439,000
Stockholders' Equity                                            88,555,000            77,585,000
                                                              ------------          ------------
          Total Liabilities and Stockholders' Equity          $106,057,000          $102,975,000
                                                              ============          ============

This earnings release includes information presented on a pro forma basis. These pro-forma financial measures are considered "non-GAAP" financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors to better understand the impact of the additional bad debt charge booked in the third quarter of fiscal 2002. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the pro forma financial measure with the most directly comparable GAAP-based financial measure.

                                 ASHWORTH, INC.
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                   FISCAL YEAR ENDED OCTOBER 31, 2003 AND 2002
                                   (UNAUDITED)

                                         FISCAL YEAR
                                            ENDED                                 FISCAL YEAR ENDED
                                          10/31/03                                    10/31/02
                                        -------------         --------------------------------------------------------
                                             AS                    AS              ADDITIONAL BAD
                                          REPORTED              REPORTED            DEBT RESERVE       PRO FORMA RESULTS
                                        -------------         -------------         ------------         -------------
Net Revenue                             $ 149,292,000         $ 129,286,000                   --         $ 129,286,000
Cost of Sales                              88,627,000            77,097,000                   --            77,097,000
                                        -------------         -------------         ------------         -------------
    Gross Profit                           60,665,000            52,189,000                   --            52,189,000
Selling, General and
    Administrative Expenses                47,934,000            47,279,000           (4,250,000)           43,029,000
                                        -------------         -------------         ------------         -------------
Income from Operations                     12,731,000             4,910,000            4,250,000             9,160,000
Other Income (Expense):
    Interest Income                            36,000                46,000                   --                46,000
    Interest Expense                         (876,000)             (842,000)                  --              (842,000)
    Other Income, net                         323,000                68,000                   --                68,000
                                        -------------         -------------         ------------         -------------
    Total Other Expense, net                 (517,000)             (728,000)                  --              (728,000)
Income Before Provision for
    Income Tax Expense                     12,214,000             4,182,000            4,250,000             8,432,000
Provision for Income Tax Expense           (4,886,000)           (1,673,000)          (1,700,000)           (3,373,000)
                                        -------------         -------------         ------------         -------------
    Net Income                          $   7,328,000         $   2,509,000         $  2,550,000         $   5,059,000
                                        =============         =============         ============         =============
Income Per Share - BASIC                $        0.56         $        0.19         $       0.19         $        0.38
Weighted Average Common
    Shares Outstanding                     13,006,000            13,202,000           13,202,000            13,202,000
                                        =============         =============         ============         =============
Income Per Share - DILUTED              $        0.56         $        0.19         $       0.19         $        0.38
Adjusted Weighted Average Shares
    and Assumed Conversions                13,198,000            13,487,000           13,487,000            13,487,000
                                        =============         =============         ============         =============